Amazon Biotech, Inc. Announces Reverse Split

New York, NY --(MARKET WIRE) - June 4, 2007 -- Amazon Biotech, Inc. (OTC BB:AMZB.OB - News) (Frankfurt:B2D.F - News) ("Company"), today announced that the Company has received notice from the National Association of Securities Dealers, Inc. (the "NASD") that effective at the opening of business on June 6, 2007, the Company has effected a reverse split of its outstanding voting securities on a basis of one for three.

Dr. Mechael Kanovsky, CEO of Amazon Biotech, explained, "The reverse split is a very important step to the company's future. Besides the immediate goal of financing the impending clinical trials, Amazon Biotech is looking for additional financing for the purpose of restructuring and acquisitions to ensure that Amazon Biotech will be the leader in whole plant pharmaceuticals."

About Amazon Biotech, Inc.

Amazon Biotech, Inc. is a natural plant pharmaceutical drug company, primarily developing immunomodulator drugs. AMZ0026 is the Company's first such drug to be used for the treatment of HIV/AIDS. The Company plans on initiating Phase I/II clinical studies of AMZ0026 in the near future, with an eventual goal of partnering with a major pharmaceutical company. Amazon Biotech specializes in natural whole plant pharmaceutical drugs and is focused on bringing healthier pharmaceutical drugs to market. Additional information on Amazon Biotech may be found at:

http://www.amazonbiotech.com/.

Forward-Looking Statements

"Safe-Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding any potential sales of products as well as statements that include the words "believes," "expects," "anticipates," or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Amazon Biotech, to differ materially from those implied or expressed by such forward-looking statements. Such factors include, among others, the risk factors included in Amazon Biotech's subsequent reports filed with the Securities and Exchange Commission under the Exchange Act. This press release speaks as of the date first set forth above and Amazon Biotech assumes no responsibility to update the information included herein for events occurring after the date hereof. Commitment to do a study does not represent that the Company has FDA approval on the protocol to start the study.


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